Exhibit 4.1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this “Amendment”), dated as of February 11, 2013, is entered into by and between ModusLink Global Solutions, Inc., a Delaware corporation (the “Company”) and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent (the “Rights Agent”).

W I T N E S S E T H:

WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement, dated as of March 21, 2012 (as amended, supplemented or otherwise modified, the “Agreement”); and

WHEREAS, the Company and the Rights Agent wish to amend the Agreement as more specifically provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Capitalized Terms. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings set forth in the Agreement.

2. Amendment to the Agreement.

The Agreement is hereby amended by adding a new Section 36 thereof which shall read as follows:

“Section 36. Exception for Investment Agreement and Settlement Agreement. Notwithstanding any provision of this Agreement to the contrary, neither a Distribution Date nor a Trigger Event shall be deemed to have occurred, and none of the Investors (as defined below) or any of their Affiliates or Associates shall be deemed to have become an Acquiring Person, and no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, any of Sections 3, 7, 11 or 13 of this Agreement, in any such case by reason of (a) the approval, execution or delivery of (i) the Investment Agreement (the “Investment Agreement”), dated as of February 10, 2013, by and between the Company and Steel Partners Holdings L.P., a Delaware limited partnership and (ii) the Settlement Agreement (the “Settlement Agreement”), dated as of February 10, 2013, by and between the Company and Handy & Harman Ltd., a Delaware corporation (“HNH” and, together with the parties listed on Exhibit A thereto, the “Investors”) or (b) the consummation of any of the transactions contemplated or permitted by the Investment Agreement and Settlement Agreement, pursuant to and in accordance with the terms of such agreements, in each case prior to the termination of any such agreements.”

3. Miscellaneous.

(a) Governing Law; Jurisdiction. This Amendment shall be deemed to be a contract made under the internal laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

(b) Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature.

(c) References. Any reference to the Agreement contained in any agreement, instrument, notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(e) Confirmation of the Agreement. Except as expressly modified hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the day and year first above written.

MODUSLINK GLOBAL SOLUTIONS, INC.

By	/s/ Peter L. Gray
	Name:	Peter L. Gray
	Title:	Executive Vice President,
Chief Administrative Officer,
General Counsel and Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By	/s/ Michael A. Nespoli
	Name:	Michael A. Nespoli
	Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Rights Agreement]